EXHIBIT 10.2

          REGISTRATION RIGHTS AGREEMENT, dated as of June 14, 2005 (this “Agreement”), between COMPREHENSIVE CARE CORPORATION, a Delaware corporation (the “Corporation”), and WOODCLIFF HEALTHCARE INVESTMENT PARTNERS LLC, a Delaware limited liability company (the “Investor”).

          Pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, between the Corporation and the Investor (the “Securities Purchase Agreement”), the Investor owns or has the right or obligation to purchase or otherwise acquire shares of the Common Stock (as hereinafter defined), or securities convertible into shares of Common Stock, of the Corporation. The Corporation and the Investor deem it to be in their respective best interests to set forth their rights in connection with public offerings and sales of the Common Stock and are entering into this Agreement as a condition to and in connection with the Investors entering into the Securities Purchase Agreement. All defined terms used in this Agreement, but not defined herein, shall have the meanings assigned to such terms in the Securities Purchase Agreement.

          NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Corporation and the Investors hereby agree as follows:

     Section 1. Definitions.

          As used in this Agreement, the following terms shall have the following meanings:

          “Affiliate” means, with respect to any Person, any (a) director, officer, limited or general partner, member or stockholder holding 5% or more of the outstanding capital stock or other equity interests of such Person, (b) any spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a Person specified in clause (a) above relating to such Person) and (c) other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          “Board” means the Board of Directors of the Corporation.

          “Commission” means the U.S. Securities and Exchange Commission.

          “Common Stock” means the common stock, $0.01 par value per share, of the Corporation.

          “Demand Registration” shall have the meaning set forth in Section 2(a).

          “Exchange Act” means the Securities Exchange Act of 1934 (or any successor statute), and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

          “Investor” means Woodcliff Healthcare Investment Partners LLC, and includes any permitted transferee of, the Investor who or which agrees in writing to be treated as an Investor hereunder and to be bound by the terms and comply with all applicable provisions hereof.

          “Investor Registrable Shares” means shares of Common Stock issued or issuable to any Investor which constitute Restricted Shares.

          “Person” shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

          “Primary Shares” means at any time authorized but unissued shares of Common Stock or shares of Common Stock held by the Corporation in its treasury.

          “Registration Date” means the date upon which the registration statement shall have been declared effective.

          “Restricted Shares” means shares of Common Stock issued or issuable at any time to the Investor, or issuable upon conversion, adjustment, exercise or exchange of and any other securities which by their terms are exercisable or exchangeable for or convertible into Common Stock which are held by the Investor (including, without limitation, the Series A Preferred Shares). As to any particular Restricted Shares, once issued, such Restricted Shares shall cease to be Restricted Shares when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective by the Commission and they have been disposed of pursuant to such effective registration statement, (ii) they have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act have been satisfied or are eligible for sale pursuant to Rule 144(k), (iii) they have been otherwise transferred, the Corporation has delivered a new certificate or other evidence of ownership for it not bearing the legend required pursuant to the Securities Purchase Agreement and they may be resold without subsequent registration under the Securities Act, or (iv) they shall have ceased to be outstanding.

          “Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

          “Securities Act” means the Securities Act of 1933, as amended (or any successor statute), and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          “Securities Purchase Agreement” means the Securities Purchase Agreement, dated the date hereof, between the Corporation and the Investor, as the same may be modified, supplemented or amended from time to time.

          “Selling Holder” means a holder of Investor Registrable Securities who is selling Investor Registrable Securities pursuant to a registration statement under the Securities Act.

          “Underwriter” means a securities dealer who purchases any Investor Registrable Securities as principal and not part of such dealer’s market-making activities.

     Section 2. Required Registration.

          (a) At any time after the date which is the earlier to occur of: the ninetieth (90th) day after the Closing Date, if by such date, individuals designated by the Investor to be elected to the Board of Directors of the Corporation (in accordance with the Certificate of Designation (as defined in the Securities Purchase Agreement)) do not constitute a majority of the Board of Directors of the Corporation, or (ii) the first (1st) anniversary of the Closing Date, the holders of at least a majority of the Investor Registrable Shares then outstanding (determined on an as converted basis) may request in writing that the Corporation effect the registration under the Securities Act of all or part of their or its Investor Registrable Shares (a “Demand Registration”). Such request will specify the number of shares of Investor Registrable Shares proposed to be sold and will also specify the intended method of disposition thereof. Unless the holder or holders of a majority of the Investor Registrable Shares to be registered in such Demand Registration shall consent in writing, no other party, other than the Corporation shall be permitted to offer securities under any such Demand Registration. The Corporation shall promptly use its best efforts to effect the registration under the Securities Act of the Investor Registrable Shares as are specified in such request by preparing and filing a registration statement in compliance with the Securities Act.

          (b) Notwithstanding anything contained in this Section 2 to the contrary, the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

     (i) The Corporation shall not be obligated to file and cause to become effective more than two registration statements initiated pursuant to Section 2(a) above; provided that, subject to Section 2(b)(v) below, a registration will not count as a Demand Registration pursuant to Section 2(a) until it has become effective.

     (ii) The Corporation may delay the filing or effectiveness of any registration statement for a period of up to 75 days after the date of a request for registration pursuant to Section 2(a) if at the time of such request: (X) the Corporation is engaged, or has fixed plans to engage within 45 days of the time of such request, in a firm commitment underwritten public offering of Primary Shares in which the holders of Investor Registrable Shares have been or will be permitted to include Investor Registrable Shares so requested to be registered pursuant to Section 3, or (Y) the Board in good faith reasonably determines that such registration and offering would either (A) require the disclosure of material information that the Corporation has a bona fide business purpose for preserving as confidential or (B) interfere with any material transaction involving the Corporation; provided, however, that the Corporation shall only be entitled to invoke its rights under this Section 2(b)(ii) one time during any consecutive 12-month period.

     (iii) With respect to any registration pursuant to this Section 2, the Corporation may include in such registration any Primary Shares; provided, however, that if the managing Underwriter advises the Corporation that the inclusion of all Investor Registrable Shares and Primary Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Investor Registrable Shares proposed to be included in such registration, then the number of Investor Registrable Shares and Primary Shares proposed to be included in such registration shall be included in the following order:

     (A) first, the Investor Registrable Shares (or, if necessary, such Investor Registrable Shares pro rata among the holders thereof based upon the number of Investor Registrable Shares requested to be registered by each such holder); and

     (B) second, the Primary Shares.

To the extent 10% or more of the Investor Registrable Shares so requested to be registered are excluded from the offering in accordance with this Section 2(b)(iii), the holders of such Investor Registrable Shares as a group shall have the right to one additional Demand Registration under this Section 2 with respect to such Investor Registrable Shares.

     (iv) If the registration requested pursuant to Section 2(a) above by holders of the Investor Registrable Shares is in the form of an underwritten offering, then the Corporation shall select the book-running managing Underwriter in connection with such offering and any additional investment bankers and managers to be used in connection with the offering; provided that such managing Underwriter and additional investment bankers and managers must be reasonably satisfactory to a majority of the Investors making such Demand Registration.

     (v) At any time before the registration statement covering a Demand Registration becomes effective, the holders of the Investor Registrable Shares initiating such request pursuant to Section 2(a) above may request the Corporation to withdraw or not to file the registration statement; provided, however, that the requested registration which has been rescinded shall count as a Demand Registration for purposes of Section 2(b)(i) unless (A) such request of withdrawal was caused by, or made in response to, a material adverse change or a similar event related to the business, properties, assets, condition, or operations of the Corporation not known (without imputing the knowledge of any other Person to such holders) by the holders initiating such request at the time their request was made, or (B) such Investors reimburse the Corporation for all expenses incurred in connection with such withdrawn request.

     Section 3. Piggyback Registration.

          (a) If the Corporation at any time proposes for any reason to register Primary Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto)), it shall give written notice to the holders of Investor Registrable Shares of its intention to so register such Primary Shares as soon as practicable and in any event at least 30 days before the initial filing of the registration statement related thereto and, upon the request, delivered to the Corporation within 15 days after delivery of any such notice by the Corporation, of the holders of Investor Registrable Shares to include in such registration Investor Registrable Shares (which request shall specify the number of Investor Registrable Shares proposed to be included in such registration), the Corporation shall use its best efforts to cause all such Investor Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing Underwriter advises the Corporation that the inclusion of all Investor Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares proposed to be registered by the Corporation, then the number of Primary Shares and Registrable Shares proposed to be included in such registration shall be included in the following order:

     (A) first, the Primary Shares; and

     (B) second, the Investor Registrable Shares (or if necessary, such Investor Registrable Shares pro rata among the holders thereof based upon the number of Investor Registrable Shares requested to be registered by each such holder).

          (b) If at any time after giving written notice of its intention to register any Primary Shares and prior to the effective date of such registration, the Corporation shall determine for any reason not to register or to delay registration of such securities, the Corporation may, at its election, give written notice of such determination to the holders of Investor Registrable Shares who or which have requested that their Investor Registrable Shares be included in the registration effected pursuant to Section 3(a) and, thereupon, (i) in the case of a determination not to register, the Corporation shall be relieved of its obligations to register any Investor Registrable Shares in connection with such registration and (ii) in the case of a determination to delay such registration, the Corporation shall be permitted to delay registration of any Investor Registrable Shares requested to be included in such registration for the same period as the delay in registering such other securities.

     Section 4. Registrations on Form S-3.

          Anything contained in Section 2 to the contrary notwithstanding, at such time as the Corporation shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, the holders of Investor Registrable Shares shall have the right to request an unlimited number of registrations of Investor Registrable Shares on Form S-3 (which may, at such holders’ request, be shelf registrations pursuant to Rule 415 promulgated under the Securities Act) or its successor form, which request or requests shall (i) specify the number of

Investor Registrable Shares intended to be sold or disposed of and the holders thereof, (ii) state whether the intended method of disposition of such Investor Registrable Shares is an underwritten offering or a shelf registration and (iii) relate to Investor Registrable Shares having an estimated aggregate offering price of at least $500,000. A requested registration on Form S-3 (or its successor form) in compliance with this Section 4 shall not count as a registration statement initiated pursuant to Section 2(a) but shall otherwise be treated as a registration initiated pursuant to Section 2(b) (including Section 2(b)(iii)).

     Section 5. Preparation and Filing.

          If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Investor Registrable Shares, the Corporation shall, as expeditiously as practicable:

          (a) use its best efforts to prepare and file with the Commission a registration statement on any form for which the Corporation then qualifies or which counsel for the Corporation shall deem appropriate and which form shall be available for the sale of the Investor Registrable Shares to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective until all of such Investor Registrable Shares have been disposed of;

          (b) furnish, at least five business days before filing a registration statement that registers such Investor Registrable Shares, to each Selling Holder, to each Underwriter, if any, of the Investor Registrable Securities covered by such registration statement and to one counsel selected by a majority of the holders of Investor Registrable Shares included in such registration (the “Investor Counsel”) copies of such registration statement as proposed to be filed, and thereafter furnish to such Selling Holder, Underwriter, if any, and Investor Counsel such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by-reference therein), the prospectus included in such registration statement (including each preliminary prospectus), any amendment or supplement thereto and such other documents as such Selling Holder, Underwriter or Investor Counsel may reasonably request in order to facilitate the disposition of the Investor Registrable Shares owned by such Selling Holder (it being understood that such five-business day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Investors’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

          (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until all of such Investor Registrable Shares have been disposed of and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Investor Registrable Shares;

          (d) notify in writing the Investor Counsel (i) of the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Corporation of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Investor Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

          (e) use its best efforts to register or qualify such Investor Registrable Shares under such other securities or blue sky laws of such domestic and foreign jurisdictions as the Selling Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Selling Holders to consummate the disposition in such jurisdictions of the Investor Registrable Shares owned by the Selling Holders; provided, however, that the Corporation will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e);

          (f) furnish to the Selling Holders and the Underwriters, if any, such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holders may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

          (g) without limiting subsection (e) above, use its best efforts to cause such Investors Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation to enable the Selling Holders to consummate the disposition of such Investor Registrable Shares;

          (h) notify the Selling Holders, the Underwriters, if any, and the Investor Counsel on a timely basis at any time when a prospectus relating to such Investor Registrable Shares or any document related thereto includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Selling Holders prepare and furnish to such Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (i) make available upon reasonable notice and during normal business hours, for inspection by any Selling Holders of Investor Registrable Shares, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by such Selling Holder or Underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent documents and properties of the Corporation (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Corporation determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court or governmental agency or authority of competent jurisdiction, (iii) such Information has been made generally available to the public through no breach of the nondisclosure obligations of the Inspectors or their Affiliates or (iv) such disclosure is required to be made under applicable law. Each Selling Holder of such Investor Registrable Shares agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Corporation or its Affiliates unless and until such is made generally available to the public. Each Selling Holder of such Investor Registrable Shares further agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at its expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

          (j) use its best efforts to obtain from its independent certified public accountants “cold comfort” letters, addressed to each Selling Holder and to each Underwriter, in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

          (k) use its best efforts to obtain from its counsel an opinion or opinions, addressed to each Selling Holder and to each Underwriter, in customary form and covering matters of the type customarily covered by opinions in registered public offerings;

          (l) provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for such Investor Registrable Shares;

          (m) promptly issue to any Underwriter to which the Selling Holders holding such Investor Registrable Shares may sell shares in such offering certificates evidencing such Investor Registrable Shares;

          (n) list such Investor Registrable Shares on any national securities exchange on which any shares of the Common Stock are then listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Investor Registrable Shares for inclusion on NASDAQ or the American Stock Exchange;

          (o) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements covering a period of 12 months beginning within three months after the effective date of the subject registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

          (p) otherwise use its best efforts to take all other steps necessary to effect the registration of such Investor Registrable Shares contemplated hereby.

          The Corporation may require each Selling Holder of Investor Registrable Shares to promptly furnish in writing to the Corporation such information regarding the distribution of the Investor Registrable Shares as the Corporation may from time to time reasonably request and such other information as may be legally required in connection with such registration.

          Each holder of the Investor Registrable Shares, upon receipt of any notice from the Corporation of any event of the kind described in Section 7(a) hereof, shall forthwith discontinue disposition of the Investor Registrable Shares pursuant to the registration statement covering such Investor Registrable Shares until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(a) hereof, and, if so directed by the Corporation, such holder shall deliver to the Corporation all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Investor Registrable Shares at the time of receipt of such notice.

     Section 6. Expenses.

          All expenses incurred by the Corporation and the Investor in complying with their obligations pursuant to this Agreement and in connection with the registration and disposition of Investor Registrable Shares, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, fees and expenses incurred in connection with the listing of the Investor Registrable Shares, printing expenses, fees and expenses of the Corporation’s counsel and accountants (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5(j) hereof), fees and expenses of any special experts retained by the Corporation in connection with such registration and fees and expenses of the Investors’ Counsel shall be paid by the Corporation; provided, however, that all underwriting fees, discounts and selling commissions applicable to the Investor Registrable Shares shall be borne by the holders selling such Investor Registrable Shares, in proportion to the number of Investor Registrable Shares sold by each such holder.

     Section 7. Indemnification and Contribution.

          (a) In connection with any registration of any Investor Registrable Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless each Selling Holder of Investor Registrable Shares, each of such holder’s officers, directors, employees, members, partners, advisors and agents and their respective Affiliates, and each other Person, if any, who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, or actions joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Investor Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Investor Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation or relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such losses, claims, damages, liabilities or actions (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation by such Selling Holder of Investor Registrable Shares specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus, such indemnity agreement shall not inure to the benefit of any of such Persons if a copy of such final prospectus had been made available to such Persons and such final prospectus was not delivered to the purchaser of the Investor Registrable Shares with or prior to the written confirmation of the sale of such Registrable Shares. The Corporation also agrees to indemnify any underwriters of the Investor Registrable Shares, their officers and directors and each person who controls such underwriters.

          (b) In connection with any registration of Investor Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Holder of Investor Registrable Shares shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7(a)) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, and each Person who controls any of the foregoing persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Investor Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation by such Selling Holder of Investor Registrable Shares specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each Selling Holder of Investor Registrable Shares, to an amount equal to the net proceeds actually received by such holder from the sale of

Investor Registrable Shares effected pursuant to such registration. In case any action or proceeding shall be brought against the Corporation or its officers, directors or agents or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Corporation, and the Corporation or its officers, directors or agents or such controlling person shall have the rights and duties given to such Selling Holder, by the preceding paragraph. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Investor Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Corporation provided in this Section 7(b).

          (c) In case any action or proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (an “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (an “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party to so notify an Indemnifying Party of any such action or proceeding shall not relieve the Indemnifying Party from any liability in respect of such action or proceeding that it may have to an Indemnified Party hereunder. In any such action or proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the Indemnified Party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such Indemnified Party which are additional to or conflict with those available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided hereunder. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action or proceeding in respect of with any indemnified party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such action or proceeding.

          (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or insufficient with respect to any loss, claim, damage, liability or action referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amounts paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action (i) as between the Corporation and the Selling Holders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Corporation and the Selling Holders on the one hand and the Underwriters on the other from the offering of the securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Corporation and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (ii) as between the Corporation on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Corporation and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Corporation and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Corporation and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Corporation and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation and the Selling Holders or by the Underwriters. The relative fault of the Corporation on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Corporation and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holder’s obligations to contribute pursuant to this Section 7(d) are several in proportion to the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.

     Section 8. Participation; Information by Holder.

          (a) No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

          (b) The Stockholders shall furnish to the Corporation such written information regarding the Investors and the distribution proposed by any Investors as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

     Section 9. Exchange Act Compliance.

          From the Registration Date or such earlier date as a registration statement filed by the Corporation pursuant to the Exchange Act relating to any class of the Corporation’s securities shall have become effective, the Corporation shall comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144. The Corporation shall cooperate with the Selling Holders in supplying such information as may be necessary for the Selling Holders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

     Section 10. No Conflict of Rights; Future Rights.

          The Corporation represents and warrants that the registration rights granted hereby do not conflict with any other registration rights granted by the Corporation. The Corporation shall not, after the date hereof, grant any registration rights which conflict with or impair the rights granted under this Agreement.

     Section 11. Termination.

          This Agreement shall terminate and be of no further force or effect when there shall no longer be any Investor Registrable Shares outstanding.

     Section 12. Benefits of Agreement.

          Except as provided herein, this Agreement shall bind and inure to the benefit of the Corporation and Investors and, subject to Section 13, the respective successors and assigns of the Corporation and the Investor.

     Section 13. Assignment.

          The Investor may assign its rights hereunder to any Person to whom it transfers Common Stock or Series A Preferred Shares pursuant to and in accordance with the Securities Purchase Agreement; provided, however, that such transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Stockholder whereupon such transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such transferee was originally included in the definition of an Investor herein and had originally been a party hereto. The Corporation may not assign any rights hereunder without the consent of the Investor.

     Section 14. Entire Agreement.

          This Agreement, and the other writings referred to herein or delivered pursuant hereto, contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

     Section 15. Notices.

          All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(i)	if to the Corporation, to:

Comprehensive Care Corporation
Suite 200
204 South Hoover Boulevard
Tampa, Florida 33609
Fax: (813) 288-4850
Attention: Chief Financial Officer

(ii)	if to the Investor, to:

Woodcliff Healthcare Investment Partners LLC
535 Madison Avenue, 35th Floor
New York, New York 10022
Attention: Nicholas Lewin
Fax: 212-898-1161

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

     Section 16. Modifications; Amendments; Waivers.

          The terms and provisions of this Agreement may not be modified or amended except pursuant to a writing signed by the Corporation and Investor or holders holding at least a majority of all Investor Registrable Shares. Any waiver of any provision of this Agreement requested by any party hereto must be granted in advance, in writing by the party granting such waiver; provided, however, that the holders of a majority of all then outstanding Investor Registrable Shares may grant a waiver on behalf of all holders holding as transferees of the Investor.

     Section 17. Delays or Omissions; Remedies.

          (a) No delay or omission to exercise any right, power or remedy accruing to the Investor, upon any breach or default of the Corporation under this Agreement shall impair any such right, power or remedy of the Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Investor of any breach or default under this Agreement or any waiver on the part of the Investor of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Investor, shall be cumulative and not alternative.

          (b) In addition to any other remedies provided by law, it is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties hereto fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such aggrieved person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall, to the fullest extent permitted by applicable law, raise the defense that there is an adequate remedy at law.

     Section 18. Counterparts; Facsimile Signatures.

          This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     Section 19. Headings.

          The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     Section 20. Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of New York to be applied.

          ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. ANY JUDGMENT MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     Section 21. Severability.

          It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

* * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

COMPREHENSIVE CARE CORPORATION

By:	/s/ Robert J. Landis

Name: Robert J. Landis
Title: Chief Financial Officer

INVESTOR:

WOODCLIFF HEALTHCARE INVESTMENT
PARTNERS LLC

By:	/s/ Nicholas Lewin

Name: Nicholas Lewin
Title: Managing Member